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                                   Exhibit 1

                    Filing Agreement dated September 3, 1999
                        Re: Joint Filing of Schedule 13D

The undersigned hereby agree that:

          (i) each of them is individually eligible to use the Schedule 13D attached hereto;

          (ii)  the attached Schedule 13D is filed on behalf of each of them;

          (iii) each of them is responsible for the timely filing of such
                Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy of the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

                              DYCKERHOFF AKTIENGESELLSCHAFT

                                  /s/ Peter Steiner
                              By: _________________________________________
                                  Name: Peter Steiner
                                  Title:  Chief Financial Officer

                                  /s/ Luis Rauch
                              By: _________________________________________
                                  Name: Luis Rauch
                                  Title:  Treasurer


                              LEVEL ACQUISITION CORP.

                                  /s/ Felix Pardo
                              By: __________________________________________
                                  Name:  Felix Pardo
                                  Title:  President, Treasurer and Secretary